Exhibit 99.1

April 15, 2013

Magellan Petroleum Announces Participation in
IPAA's OGIS New York Investor Conference

DENVER, April 15, 2013 /PRNewswire/ -- Magellan Petroleum Corporation (“Magellan” or the “Company”) (NASDAQ: MPET) today announces that the Company will be participating in the following investor event:
April 16, 2013 - IPAA's OGIS New York. Tom Wilson, President and CEO, will present at 10:55 AM Eastern Time.
Magellan's presentation materials for this event will be available before market open on Tuesday, April 16, 2013, on the Company's website at www.magellanpetroleum.com.

ABOUT MAGELLAN
Magellan is an independent energy company engaged in the exploration, development, production, and sale of crude oil and natural gas from currently held assets in the United States, Australia, and the United Kingdom. Traded on NASDAQ since 1972, the Company conducts its operations through two wholly owned subsidiaries, Nautilus Poplar LLC, which owns interests at Poplar, a highly attractive oil field in the Williston Basin, and Magellan Petroleum Australia Pty Ltd, a successful independent oil and gas company in Australia and the UK in existence since 1964. The Company's mission is to enhance shareholder value by maximizing the full potential of existing assets. Magellan routinely posts important information about the Company on its website at www.magellanpetroleum.com.

For further information, please contact:
Matthew Ciardiello, Manager, Investor Relations at 720.484.2404